UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-51860	20-0378980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024

(Address of Principal Executive Offices)

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(310) 996-8704

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Additional Investment in Stone Ridge Apartments

The Company currently owns a 68.5% ownership interest in DT Stone Ridge LLC (the “Stone Ridge JV”), the joint venture that owns the Stone Ridge Apartments located in Columbia, South Carolina. The Stone Ridge JV has an outstanding loan in the principal amount of $3,500,000 with C-III Asset Management which loan matures on March 31, 2012. The Company intends to loan the Stone Ridge JV $3,500,000 to satisfy the outstanding loan to C-III Asset Management. The loan to be made by the Company to the Stone Ridge JV will carry an annual interest rate of 7.5% and will have a one-year term, subject to the terms and conditions of the final loan documents to be entered into by and between the Company and the Stone Ridge JV. Such final loan documents will be filed in an amendment to this Current Report on Form 8-K as soon as practicable.

Resignation of Whitney A. Greaves

On February 23, 2012, Whitney A. Greaves provided notice of her resignation as Vice President of Paladin Realty Advisors, LLC, the advisor to Paladin Realty Income Properties, Inc. (the “Company”), as well as Managing Director of Paladin Realty Partners, LLC, the Company’s sponsor and the managing member of Paladin Realty Advisors, LLC, effective as of March 15, 2012. Ms. Greaves’ responsibilities have been assumed by James R. Worms and Jay G. Hartman.

James R. Worms has served as one of the Company’s directors and as Chairman since October 2003. He also served as the Company’s President and Chief Executive Officer from October 2003 to November 2008 and currently serves as its President and Chief Executive Officer. Mr. Worms is also the President of Paladin Realty Advisors, LLC, and the Chairman and Chief Executive Officer of Paladin Realty Partners, LLC.

Prior to joining the predecessor of Paladin Realty Partners, LLC in 1995, Mr. Worms was a Managing Director of Salomon Brothers, where he co-managed the firm’s worldwide real estate investment banking activities. In this capacity, he was involved in real estate investment and advisory transactions totaling billions of dollars, including extensive experience in all types of commercial and residential real estate. Prior to joining Salomon Brothers in 1987, Mr. Worms was a principal at Eastdil Realty, Inc. where he directed Eastdil’s Western Region partnership investment operations. Before joining Eastdil in 1980, Mr. Worms worked as a Certified Public Accountant at Coopers & Lybrand. Mr. Worms has been a member of various industry organizations including the Pension Real Estate Association, the National Association of Real Estate Investment Trusts, the International Council of Shopping Centers and the Urban Land Institute, where he serves on the Recreation Development Council.

Mr. Worms graduated from UCLA with a Bachelor’s degree in Economics and from The Anderson School of Management at UCLA with a Masters degree in Business Administration. Mr. Worms also received a law degree from Hastings College of Law.

Mr. Hartman is a Vice President of Paladin Realty Advisors, LLC and a Managing Director of Paladin Realty Partners, LLC. Prior to joining Paladin Realty Partners, LLC in 1998, Mr. Hartman was as an Assistant Vice President of Sanwa Bank California, where he managed portfolios of non-performing loans. During his four years at Sanwa, Mr. Hartman focused on troubled real estate loans and assisted in Sanwa’s disposition of real estate and real estate-secured notes. Mr. Hartman has been a member of various industry organizations, including the Urban Land Institute.

Mr. Hartman graduated cum laude from the University of California at Davis with a Bachelor’s degree in Managerial Economics. He graduated cum laude from The Anderson School of Management at UCLA with a Masters degree in Business Administration, where he received the Pardee Homes Fellowship for academic achievement and community service.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The final loan documents will be filed as exhibits to this Current Report on Form 8-K by amendment as soon as practicable after their execution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Dated: March 15, 2012	By:	/s/ James R. Worms
Name: James R. Worms Title: Chairman and Chief Executive Officer